Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Peoples Financial Services Corp. and Subsidiaries (the “Registrant”) of our report dated March 16, 2026, relating to the consolidated financial statements of the Registrant and the effectiveness of internal control over financial reporting of the Registrant appearing in the Annual Report on Form 10-K of the Registrant for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Baker Tilly US, LLP

Allentown, Pennsylvania June 11, 2026